Exhibit 21

SUBSIDIARIES OF TECO ENERGY, INC

The following is a list of subsidiaries (greater than 50% owned) of TECO Energy, Inc. and their respective states or other jurisdictions of incorporation or organization:
Subsidiary Name	State or Other Jurisdiction of Incorporation or Organization
Bear Branch Coal Company	Kentucky
Central Generadora Electrica San Jose, Limitada	Guatemala
Clintwood Elkhorn Mining Company	Kentucky
Gatliff Coal Company	Kentucky
H Power II, Inc.	Florida
H Power I, Inc.	Florida
Palm Import and Export Corporation	British Virgin Islands
Peoples Gas System (Florida), Inc.	Florida
Perry County Coal Corporation	Kentucky
Pike-Letcher Land Company	Kentucky
Power Engineering & Construction Inc.	Florida
Premier Elkhorn Coal Company	Kentucky
Raven Rock Development Corporation	Kentucky
Ray Coal Company, Inc.	Kentucky
Rich Mountain Coal Company	Tennessee
San Jose Power Holding Company Ltd.	Cayman Islands
Seacoast Gas Transmission, LLC	Delaware
Tampa Centroamericana de Electricidad, Limitada	Guatemala
Tampa Electric Company	Florida
Tasajero I, LDC	Cayman Islands
Tecnologia Maritima, S.A.	Guatemala
TECO Coalbed Methane Florida, Inc.	Florida
TECO Coal Corporation	Kentucky
TECO Consumer Holdings, Inc.	Florida
TECO Consumer Ventures, Inc.	Florida
TECO Diversified, Inc.	Florida
TECO Energy Foundation, Inc.	Florida
TECO EnergySource, Inc.	Florida
TECO Finance, Inc.	Florida
TECO Gas Services, Inc.	Florida
TECO Gemstone, Inc.	Florida
TECO Guatemala Holdings, LLC	Delaware
TECO Guatemala, Inc.	Florida
TECO Guatemala Services, Ltd.	Cayman Islands
TECO Investments, Inc.	Florida
TECO Oil & Gas, Inc.	Florida
TECO Partners, Inc.	Florida
TECO Pipeline Holding Company, LLC	Florida
TECO Properties Corporation	Florida
TECO Solutions, Inc.	Florida
TECO Wholesale Generation, Inc.	Florida
TEC Receivables Corp.	Delaware
TPS Dell, LLC	Delaware
TPS de Ultramar Guatemala, S.A.	Guatemala
TPS de Ultramar, Ltd.	Cayman Islands
TPS Guatemala One, Inc.	Florida
TPS International Power, Inc.	Cayman Islands
TPS Operaciones de Guatemala, Limitada	Guatemala
TPS San Jose International, Inc.	Cayman Islands
Triangle Finance Company, LLC	Delaware
TWG Merchant, Inc.	Florida
Whitaker Coal Corporation	Kentucky